EXHIBIT 10.3
AMENDMENT NO. 1 TO
SOUTHERN COMMUNITY BANCSHARES, INC.
2001 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES
     This Amendment No. 1 to the Southern Community Bancshares, Inc. 2001 Incentive Stock Option Plan for Key Employees is made effective as of the 14th day of August, 2008.
W I T N E S S E T H:
     WHEREAS, Southern Community Bancshares, Inc. (the “Company”) has adopted a 2001 Incentive Stock Option Plan for Key Employees (the “Plan”) which, adjusted for stock splits, authorizes 46,519 shares of the Company’s common stock to be issued upon the exercise of options granted under the Plan;
     WHEREAS, the Board of Directors of the Company has authorized this Amendment No. 1 to the Plan to increase the number of shares authorized and reserved for issuance under the Plan by 133,333 to 179,852 and directed that the amendment be presented to the Company’s shareholders for ratification at the next annual shareholders’ meeting;
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
(1)	Section 3 of the Plan is hereby deleted and replaced with a new Section 3 which reads as follows:
“3.   SHARES SUBJECT TO THE PLAN
Subject to adjustments pursuant to the provisions of Section 14, there shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan, One Hundred Seventy Nine Thousand Eight Hundred and Fifty Two (179,852) shares of Common Stock.”
          As herein amended, the Plan continues in full force and effect.

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